PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                           1585 BROADWAY
                   NEW YORK, NEW YORK  10036-8299





                                                     May 2, 1997



Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          On behalf of our client, Webco Industries, Inc. (the "Company"), we transmit herewith pursuant to the Securities Act of 1933, as amended, Amendment No. 1 to a previously filed registration statement on Form S-3 (the "Registration Statement") with exhibits (file no. 333-22779).

          The Registration Statement covers the sale of 223,732 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), all of which are being offered by Selling Stockholders of the Company.

          The required registration fee was sent by Federal Reserve Wire to the U.S. Treasury designated lockbox at Mellon Bank, Pittsburgh, PA on
February 27, 1997.  The Company received wire confirmation #237.

          If the staff has any questions or requires additional information, please do not hesitate to call me (212-969-3514) or Lawrence H. Budish, Esq. (212-969-3225).

                              Respectfully,

                              /s/ Gregory T. Walters

                              Gregory T. Walters, Esq.

        As filed with the Securities and Exchange Commission on May 2, 1997
                               Registration No. 333-22779

                             SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549

                                      AMENDMENT NO. 1
                                            TO
                                         FORM S-3
                                   REGISTRATION STATEMENT
                                          UNDER
                                THE SECURITIES ACT OF 1933
                                   WEBCO INDUSTRIES, INC.
                  (Exact name of Registrant as specified in its charter)
              Oklahoma                                      73-1097133
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                    Identification Number)

                                   201 Woodland Drive
                               Sand Springs, Oklahoma 74063
                                      (918) 241-1000
                    (Address, including zip code, and telephone number,
             including area code, of Registrant's principal executive offices)

                                       Dana S. Weber
                                         President
                                     201 Woodland Drive
                                  Sand Springs, Oklahoma  74063
                                      (918) 241-1000
                   (Name, address, including zip code, and telephone number,
                           including area code, of agent for service)
                                  _________________________

                                          Copies to:

                                  Lawrence H. Budish, Esq.
                              Proskauer Rose Goetz & Mendelsohn LLP
                                       1585 Broadway
                                New York, New York 10036-8299
                                        (212) 969-3000

                                  _________________________

       Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS
May 2, 1997
                                223,732 Shares
                             WEBCO INDUSTRIES, INC.
                                 Common Stock

     This Prospectus relates to the offer and sale from time to time by certain stockholders (the "Selling Stockholders") of up to a total of 223,732 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Webco Industries, Inc., an Oklahoma corporation (the "Company"). Such Shares may be offered in amounts, at prices and on terms to be determined at the time of sale. See "Selling Stockholders and Plan of Distribution."

     The Company's Common Stock is quoted on the American Stock Exchange under the trading symbol "WEB." On May 1, 1997, the closing sale price of the Common Stock was $5.625 per share.

     The Company will not receive any part of the proceeds from sales of the Shares. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

     See "Risk Factors" beginning on page 4 for a discussion of certain factors that should be considered by prospective purchasers.
     _________________________________________________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
         HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.

     _________________________________________________________________

     The Shares to which this Prospectus relates may be offered and sold from time to time by the Selling Stockholders to or through one or more brokers, dealers or agents or directly to purchasers. See "Selling Stockholders and Plan of Distribution."

            SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements under the caption "Risk Factors" herein as well as under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" which are incorporated herein by reference may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following general economic and business conditions: the loss of, or the failure to replace, any significant customers; changes in business strategy or development plans; the timing and success of new product introductions; the quality of management; the availability, terms and deployment of capital; the business abilities and judgments of personnel; the availability of qualified personnel; and other factors referenced in this Prospectus or in the materials incorporated herein by reference. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein or incorporated by reference to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                      AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-3 (collectively with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document that has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Company also files periodic reports and other information required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement and such periodic reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549 or at certain of the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) through which the Registration Statement and the Company's periodic reports and other information can be retrieved.

     The Common Stock is quoted on the American Stock Exchange under the trading symbol "WEB." Reports and other information concerning the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or portions of documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996 (the "1996 10-K") (File No. 0-23242) which contains consolidated financial statements of the Company and certain other information regarding the Company.

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-72994) dated February 8, 1994, as amended.

     (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 1996 and January 31, 1997 (File No. 0-23242).

     Each document filed subsequent to the date of this Prospectus by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to: Mike Howard, Webco Industries, Inc., 201 Woodland Drive, Sand Springs, Oklahoma 74063, telephone number: (918) 241-1000.


                                  THE COMPANY

     The Company, which was founded in 1969 by F. William Weber ("Mr. Weber"), Chairman of the Board and Chief Executive Officer of the Company, is a
specialty manufacturer of high-quality carbon steel tubing and stainless steel tubing and pipe designed to industry and customer specifications. Based on the Company's knowledge of the specialty tube industry, management believes that Webco is the domestic market leader in the manufacture of welded carbon heat exchanger tubing and welded boiler tubing, and the leading supplier of stainless tubing for the high efficiency furnace market. Commencing in fiscal 1996, the Company manufactures and markets, through its QuikWater division, a patented direct contact water heater with unique environmental and energy saving advantages for a wide variety of end use markets. The Company's products are delivered from its three production facilities in Oklahoma and Pennsylvania and from two distribution facilities in Oklahoma and Texas to more than 700 customers located primarily in the continental United States, southern Canada, and northern Mexico.

     The Company was incorporated in the State of Oklahoma in 1969.   Its
executive offices are located at 201 Woodland Drive, Sand Springs, Oklahoma 74063, and its telephone number at that address is (918) 241-1000.

                                  RISK FACTORS

     Prospective investors, prior to making an investment decision, should carefully consider the following risk factors, together with the other matters incorporated by reference herein. This section contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements."

     Cyclicality of Demand for Company Products. Many of the Company's products are sold to industries that experience significant fluctuations in demand based on economic conditions or other matters beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of sales in periods of economic stagnation or downturn.

     Competition. Specialty steel tube manufacturing is a highly competitive market in which companies compete on the basis of price, quality, service and ability to fill orders on a timely basis. The Company has different competitors within each of its markets served. Certain of these competitors are larger and have greater financial resources than the Company. Sales of some of the Company's products represent a high percentage of the market demand for these products, and could be targeted by competitors.

     Litigation. The Company has been identified as a potentially responsible party in the cleanup of a site within the Sand Springs Petrochemical Complex Superfund Site (the "Sand Springs Site") and the Hardage-Criner Superfund Site (the "Hardage Site"). The Company became a potentially responsible party with respect to the Sand Springs Site as a result of a licensed waste hauler, without authorization from the Company, having dumped at the Sand Springs Site non-hazardous cutting fluids generated by the Company. Cutting fluids and acids generated by the Company were properly dumped at the Hardage Site. At the time of such dumpings, both the Sand Springs Site and the Hardage Site had all permits then required to receive such wastes. Under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, each responsible party is jointly and severally liable for all cleanup and remedial costs at a site. However, potentially responsible parties generally apportion liability based on the relative volumes of waste disposed by them. The Company's percentages of the liabilities have been established at approximately 2.2% and 1.0% at the Sand Springs Site and the Hardage Site, respectively. The potential legal and cleanup costs allocated to the Company are affected by the complexity of the environmental laws and regulations, the uncertainty of the total legal and remediation costs for the sites, and insurance policies in effect at the time the waste disposal occurred. However, substantially all required remedial work has been completed at the Sand Springs Site. The remedy at Hardage is also complete and proven effective, and the cleanup has entered its 30 year operation and maintenance phase. At
October 31, 1996, the Company estimated its remaining potential liability for remediation of the waste disposal sites and legal costs for both sites and legal costs for both sites in the aggregate to be approximately $250,000 (primarily Hardage operation and maintenance) which has been recorded as an accrued liability.

     Impact of Changing Steel Prices on the Company's Results of Operations. The Company's principal raw material is steel sheet coil. The steel industry is highly cyclical in nature and prices for the Company's raw materials are influenced by numerous factors beyond the control of the Company, including general economic conditions, competition, labor costs, and import duties and other trade restrictions. As steel producers change the effective selling price for the Company's raw materials, competitive conditions will influence the amount of the change, if any, in the Company's prices to its customers. Changing steel prices could therefore affect the Company's net sales and net income.

     Backlog. The Company's firm backlog of orders at October 31, 1996 were $20.2 million. Orders, including a portion of the orders considered firm, are generally cancelable by the customer until work has commenced and the Company has committed resources; thereafter, orders are generally cancelable by the customer only upon payment of a cancellation penalty. There can be no assurance that the Company's customers will or will not cancel any portion of the backlog of orders. Cancellation of any portion of the orders currently on backlog may have an effect on the revenues of the Company

     Mill 3. The core of the Company's most recent major capital investment strategy is a highly-automated high frequency welded tube mill ("Mill 3") at the Sand Springs, Oklahoma facility, which was placed into service near the end of the second quarter of fiscal 1995. During fiscal 1992 through 1996, the Company spent $20.9 million for capital projects, of which approximately 30% was spent on the installation and enhancement of Mill 3. While Mill 3 is currently producing approximately 20,000 tons annually, the Company anticipates that it has the potential when fully staffed to double the Company's tonnage production capacity to 140,000 tons annually, while improving operating efficiency, reducing operating costs, and broadening the Company's product line. Nonetheless, there can be no assurance that Mill 3 will be able to attain or sustain such anticipated production capacity.

     Control by Principal Stockholders; Anti-Takeover Provisions. The members of the Weber family (or trusts established by them) (the "Weber Family"), which include the Chief Executive Officer and the Chief Operating Officer of the Company, beneficially own approximately 50% of the outstanding shares of Common Stock and, accordingly, are able to elect all of the Company's directors, amend the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and By-Laws (including indemnification and anti-takeover provisions), and approve significant corporate transactions and other actions pertaining to the Company which require stockholder approval.

     Mr. Weber, the Chief Executive Officer, and Dana S. Weber ("Ms. Weber"), the Chief Operating Officer, are entitled to certain payments in the event of a change of control (as defined in their employment agreements). In addition, the Company's staggered Board of Directors, authorized preferred stock which may be issued with such terms as the Board of Directors may determine, and certain anti-takeover provisions of the Company's organizational documents and the Oklahoma General Corporation Act may discourage unsolicited takeover bids by third parties.

     Dependence on Senior Management. The success of the Company depends to a significant degree on the efforts of its senior management, particularly Mr. Weber, its Chairman of the Board and Chief Executive Officer, and Ms. Weber, its Vice Chairman, President and Chief Operating Officer. The loss of the services of either Mr. Weber or Ms. Weber could have a material adverse effect on the Company. Mr. Weber and Ms. Weber have each entered into a three-year employment agreement with the Company. The Company maintains $2,000,000 key man life insurance on Mr. Weber.

     No Dividends. The company currently intends to retain earnings to support its growth strategy and does not anticipate paying dividends in the foreseeable future. Payment of dividends is restricted by the Company's loan agreements.


                             USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Shares.

            SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

     The 223,732 Shares offered hereby were or may be acquired by four executives of the Company from Mr. Weber pursuant to Option Agreements executed in 1992 between Mr. Weber and those four executives. The options to acquire 200,404 Shares have been exercised, and options to acquire an additional 23,328 Shares by Mr. H. Lee Beard remain outstanding. The Shares were acquired at prices ranging from $2.07 to $2.92 per Share.

     The following table sets forth the name of each Selling Stockholder and the maximum number of shares of Common Stock to be offered by each Selling Stockholder hereby. There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

Selling Stockholder   Number of Shares    Shares Covered       Number of Shares
                         Owned Prior   to by this Prospectus   Owned after the
                          Offering                                 Offering

William F. Obermark       82,918(1)           72,162               10,756(1)
Thomas M. Lewis           78,607(1)           72,162                6,445(1)
H. Lee Beard              46,928(1)(2)        43,328(2)             3,600(1)
David E. Boyer            55,341(1)           36,080               19,261(1)
________________

(1) Includes 3,600 shares of Common Stock that each such Selling Stockholder had the right to acquire within 60 days of the date of this Prospectus pursuant to the Company's 1994 Stock Incentive Plan.

(2) Includes 23,328 shares of Common Stock that Mr. Beard may currently acquire pursuant to options granted to him in 1992 by F. William Weber and remain unexercised.

     During the three years prior to the consummation of this Offering,
(i) William F. Obermark has served as Vice President and General Manager of Sand Springs Operations of the Company; (ii) Thomas M. Lewis has served as Vice President and General Manager of Oil City Operations of the Company;
(iii) H. Lee Beard has served as Vice President of Management Systems of the Company; and (iv) David E. Boyer has served as Vice President of Sales and Marketing of the Company.

     The Selling Stockholders are offering the Shares for their own account, and not for the account of the Company. The Company will not receive any of the net proceeds of the offering.

     The Shares to be offered by the Selling Stockholders may be sold, from time to time, on the American Stock Exchange in regular brokerage transactions, in transactions directly with market makers or in privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing prices, or at negotiated prices. The Selling Stockholders also may pledge the shares as collateral, and such shares could be sold pursuant to the terms of such pledges.

     Agents through whom the Shares may be offered may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as agent. The Selling Stockholders and any such agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the Selling Stockholders may be deemed to be an underwriter, the Selling Stockholders may be subject to certain statutory liabilities of the Securities Act, including but not limited to Sections 11 and 12 of the Securities Act and Rule 10b-5 under the Exchange Act.

     The Company will pay the expenses in connection with the Registration Statement of which this Prospectus forms a part, including filing fees. The Selling Stockholders will pay any brokerage or other fees or commissions, as well as Selling Stockholders' incidental expenses, in connection with the offering.

     To the extent required, the Company will use its best efforts to file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change to such information in this Prospectus.

                            LEGAL MATTERS

     The validity of the Shares has been passed upon for the Company by Proskauer Rose Goetz & Mendelsohn LLP, New York, New York.


                    INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated balance sheets as of July 31, 1996 and 1995, and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended July 31, 1996, incorporated by reference in this prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended October 31, 1996 and 1995, and January 31, 1997 and 1996, incorporated by reference in this prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the company's quarterly reports on Form 10-Q for the quarters ended October 31, 1996, and January 31, 1997, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    ________________________________           ________________________________

     No dealer, salesman or any other
person has been authorized to give any
information or to make any
representation not contained in this                    223,732 Shares
prospectus in connection with the
offering made hereby, and if given or
made, such information or
representation by the Company or the
Selling Stockholders.  This prospectus
does not constitute an offer to sell,
or a solicitation of an offer to buy,                WEBCO INDUSTRIES, INC.
any of the securities offered hereby
in any jurisdiction to any person
to whom it is unlawful to make such an
offer or solicitation in such
jurisdiction.  Neither the delivery
of this prospectus nor any sale made
hereunder shall under any circumstances
create any implication that there has
been no change in the affairs of the                     Common Stock
Company since the date hereof or that
the information contained herein is
correct as of any time subsequent to
the dates as of which such information
is furnished.
       _______________________

          TABLE OF CONTENTS

                                   Page
Forward-Looking Statements          2                     PROSPECTUS
Available Information               2
Incorporation of Certain Documents
  by Reference                      3                     May 2, 1997
Special Note Regarding
The Company                         3
Risk Factors                        4
Use of Proceeds                     5
Selling Stockholders and Plan
  of Distribution                   5
Legal Matters                       7
Independent Public Accountants      7

       _______________________




________________________________           ________________________________

                                 PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth all expenses in connection with the registration of the securities described in this Registration Statement, all of which are payable by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee. No portion of these expenses will be borne by the Selling Stockholders.

Securities and Exchange Commission registration fee                $   428
Accounting Fees and Expenses                                         2,000
Legal fees and expenses                                              7,000
Miscellaneous                                                          572
                                                                     -----
    Total                                                          $10,000


Item 15. Indemnification of Directors and Officers

      The Company is incorporated in Oklahoma. Under Section 1031 of the General Corporation Act of the State of Oklahoma, an Oklahoma corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees, or agents, against expenses incurred in any action, suit, or proceeding. The Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Act of the State of Oklahoma. Reference is made to the Amended and Restated Certificate of Incorporation of the Company filed as an Exhibit hereto.

     Section 1006.B.7. of the General Corporation Act of the State of Oklahoma provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 1053 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Act of the State of Oklahoma, or (iv) for any transaction from which the director derived an improper personal benefit. The Amended and Restated Certificate of Incorporation contains such a provision.

     The Company, its directors and officers are covered by directors' and officers' insurance policy.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

     (a) Exhibits:



Exhibit No.    Description of ExhibitPages                                Pages
         2.1   Option Agreements between Mr. Weber and the Selling
               Stockholders.(4)
         3.1   Form of Amended and Restated Certificate of
               Incorporation of Registrant. (1)
         3.2   By-Laws of Registrant. (1)
         5.1   Opinion of Proskauer Rose Goetz & Mendelsohn LLP as to
               the legality of the securities being registered.           II-7
        10.1   Form of 1994 Stock Incentive Plan, as amended.(2)
        10.2   Loan and Security Agreement, dated as of June 15, 1993,
               between American National Bank and Trust Company of
               Chicago and the Company. (1)
        10.3   Amendment, dated January 31, 1994, to the Loan and
               Security Agreement. (1)
     10.3(a)   Amendment, dated June 30, 1995, to the Loan and
               Security Agreement, item 10.2 above. (2)
     10.3(b)   Amendment, dated October 15, 1996, to the Loan and
               Security Agreement, item 10.2 above. (3)
        10.4   Engagement Agreement, dated September 11, 1993, between
               the Company and Carreden Group, Inc. (1)
        10.5   Lease, dated March 29, 1993, between the Company and
               Crest, Inc. (1)
        10.6   Employment Agreement, dated December 31, 1993, between
               the Company and F. William Weber. (1)
        10.7   Employment Agreement, dated December 31, 1993, between
               the Company and Dana S. Weber. (1)
        10.8   Promissory note effective August 15, 1994, between the
               Company and F. William Weber. (3)
        15.1   Letter re unaudited interim financial information          II-9
        23.1   Consent of Proskauer Rose Goetz & Mendelsohn LLP
               (contained in opinion filed as Exhibit 5.1)                II-7
        23.2   Consent of Coopers & Lybrand, L.L.P.                       II-10
        24.1   Powers of Attorney                                         II-5
        27.1   Financial Data Schedule. (3)
___________

(1) Previously filed and incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-72994).

(2) Previously filed and incorporated herein by reference from the Registrant's Form 10-K for the fiscal year ended July 31, 1995 (File No. 0-23242).

(3) Previously filed and incorporated herein by reference from the Registrant's Form 10-K for the fiscal year ended July 31, 1996 (File No. 0-23242).

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-22779).

Item 17.    Undertakings

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will by governed by the final adjudication of such issue.

     (i) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sand Springs, State of Oklahoma, on the 2nd day of May, 1997.

                                   WEBCO INDUSTRIES, INC.


                                   By:  /S/  F. William Weber
                                        F. William Weber
                                        Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F. William Weber and Dana S. Weber, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signatures                 Title                      Date

  /S/ F. William Weber    Chairman of the Board and
                          Chief Executive Officer         May 2, 1997

   /S/ Dana S. Weber      Vice Chairman of the Board,
                                President and
                           Chief Operating Officer        May 2, 1997

  /S/ Michael P. Howard   Vice President of Finance
                           and Administration and
                           Chief Financial Officer        May 2, 1997

 /S/ Frederick C. Ermel          Director                 May 24, 1997

  /S/ Neven C. Hulsey            Director                 May 2, 1997

  /S/ Kenneth E. Case            Director                 May 2, 1997

                         INDEX TO EXHIBITS

Exhibit No.   Description of Exhibit                        Pages

   5.1        Opinion of Proskauer Rose Goetz &
              Mendelsohn LLP as to the legality of the
              securities being registered.                  II-7
  15.1        Letter re unaudited interim financial
              information                                   II-9
  23.1        Consent of Proskauer Rose Goetz & Mendelsohn
              LLP (contained in opinion filed as
              Exhibit 5.1)                                  II-7
  23.2        Consent of Coopers & Lybrand, L.L.P.          II-10
  24.1        Powers of Attorney incorporated by
              reference from page II-5.                     II-5

                                                           EXHIBIT 5.1

                   PROSKAUER ROSE GOTZ & MENDELSOHN LLP
                     1585 BROADWAYNEW YORK, NY 10019


                                        May 2, 1997

Webco  Industries, Inc.
201 Woodland Drive
Sand Springs, Oklahoma 74063

Ladies and Gentlemen:

     You have requested our opinion in connection with the filing by Webco Industries, Inc., an Oklahoma corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 223,732 shares of common stock, $.01 par value per share, of the Company ("Common Stock"). The Registration Statement relates to the proposed sale of 223,732 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares").

     We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

     Based upon the foregoing, it is our opinion that the Selling Stockholder Shares were duly authorized and legally issued, and are fully paid and non-assessable.

     In rendering the foregoing opinion as to matters governed by the internal law of the State of Oklahoma, we have relied on the opinion of even date of Rosenstein, Fist & Ringold, a copy of which is attached hereto.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   /s/ PROSKAUER ROSE GOETZ &
                                       MENDELSOHN LLP

                           ROSENSTEIN, FIST & RINGOLD
                               ATTORNEYS AT LAW
                           525 SOUTH MAIN, SUITE 700
                           TULSA, OKLAHOMA 74103-4508
                                (918) 585-9211



May 2, 1997

PROSKAUER ROSE GOETZ & MENDELSOHN
Attn:  Gregory T. Walters, Esq.
1585 Broadway
New York, NY  10036-8299

Gentlemen:

RE:    Webco Industries, Inc.
       _________________________________

You have advised us that Webco Industries, Inc., an Oklahoma corporation (the "Company"), has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") with respect to 223,732 shares of common stock, $.01 par value per share, of the Company ("Common Stock"). The Registration Statement relates to the proposed sale of the 223,732 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares") of the Company.

We have examined such records, documents and other instruments as we have deemed relevant and as necessary as a basis for the opinions hereinafter set forth. Based on the foregoing, it is our opinion that the Selling Stockholder Shares have been duly authorized and legally issued and are fully paid and non-assessable under relevant Oklahoma law.

We do not require members of this firm to be licensed to practice law in any state other than the State of Oklahoma, and do not purport to be experts on, generally familiar with, or qualified to express legal conclusions based on laws other than the laws of the State of Oklahoma and the laws of the United States of America. Accordingly, the opinion expressed herein is specifically limited to the laws of the State of Oklahoma and the United States of America. With respect to matters relating to the laws of the State of Oklahoma and the United States of America, the opinion expressed herein is based solely upon the latest official compilations of such laws as are available to us.

We understand that your firm is filing an opinion as an exhibit to the Registration Statement. You have our permission to state in your opinion that you have relied upon our opinion for the foregoing.


            Yours very truly,

            /S/ David L. Fist
            FOR ROSENSTEIN, FIST & RINGOLD

                                                           Exhibit 15.1



        LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION



                                        May 2, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                                        Re:  Webco Industries, Inc.
                                             Registration on Form S-3


We are aware that our reports dated November 25, 1996 and February 25, 1997 on our reviews of interim financial information of Webco Industries, Inc. for the periods ended October 31, 1996 and 1995 and January 31, 1997 and 1996, and included in the Company's quarterly report on Form 10-Q for the quarters ended October 31, 1996 and January 31, 1997, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



COOPERS & LYBRAND L.L.P.

                                                           Exhibit 23.2

                   CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3
(File No. 333-22779) of our report dated September 19, 1996, on our audits of the consolidated financial statements and financial statement schedule of Webco Industries, Inc. as of July 31, 1996 and 1995 and for the years ended
July 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K for the year ended July 31, 1996. We also consent to the reference of our firm under the caption "Independent Public Accountants."


COOPERS & LYBRAND, L.L.P.


Tulsa, Oklahoma
May 2, 1997